Exhibit 99.1
Calix Reports Third Quarter 2012 Financial Results
PETALUMA, CA – October 25, 2012 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the third quarter ended September 29, 2012. Revenue for the third quarter of 2012 was $81.3 million, an increase of 3.0% compared to $78.9 million in the prior quarter and a decrease of 2.8% compared to $83.7 million for the third quarter of 2011.
“The modest year-over-year decrease in revenue confirms the challenging macro-economic environment that the entire communications equipment segment has seen,” said Carl Russo, president and CEO of Calix. “Our three percent sequential growth and improving balance sheet, however, point to our strengthening competitive position moving forward.”
Non-GAAP net income for the third quarter of 2012 was $1.8 million, or $0.04 per fully diluted share. Non-GAAP net income was $3.6 million, or $0.07 per fully diluted share, for the third quarter of 2011. A reconciliation of GAAP and non-GAAP results is included as part of this release.
GAAP net loss for the third quarter of 2012 was $7.1 million, or $(0.15) per basic and diluted share, compared to a GAAP net loss of $6.9 million, or $(0.15) per basic and diluted share for the third quarter of 2011. A reconciliation of our third quarter 2012 operating results from non-GAAP to GAAP is provided below:

Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended September 29, 2012

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$81,301	$—	$—	$81,301
Cost of revenue	45,362	345	2,088	47,795
Gross profit	35,939	(345)	(2,088)	33,506
Gross margin	44.2%	-0.4%	-2.6%	41.2%
Operating expenses	34,069	3,962	2,552	40,583
Operating income (loss)	1,870	(4,307)	(4,640)	(7,077)
Interest and other income (expense), net	(19)	—	—	(19)
Income (loss) before taxes	1,851	(4,307)	(4,640)	(7,096)
Provision for income taxes	44	—	—	44
Net income (loss)	$1,807	$(4,307)	$(4,640)	$(7,140)
Weighted average basic and diluted shares used
to compute GAAP net loss per common share				48,353
Weighted average diluted shares used to compute
non-GAAP net income per common share	48,472	48,472	48,472
GAAP net loss per common share				$(0.15)
Non-GAAP net income (loss) per share	$0.04	$(0.09)	$(0.10)

Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its third quarter 2012 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com/.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to transform their copper- and fiber-based networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income and non-GAAP basic and diluted income per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring merger-related and other expenses, which the Company believes are not indicative of its core operating results. Merger-related and other expenses largely include the charge resulting from the required revaluation of Occam inventory to its estimated fair value, legal and professional expenses, severance and integration-related expenses and inventory-related charges associated with our merger with Occam. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 29,	September 24,	September 29,	September 24,
	2012	2011	2012	2011
Revenue	$81,301	$83,655	$238,794	$253,084
Cost of revenue:
Products and services(1)	45,707	49,002	132,797	143,209
Merger-related expenses	—	—	—	19,966
Amortization of intangible assets	2,088	2,806	5,451	7,510
Total cost of revenue	47,795	51,808	138,248	170,685
Gross profit	33,506	31,847	100,546	82,399
Operating expenses:
Research and development(1)	16,165	16,717	49,604	50,340
Sales and marketing(1)	15,093	12,593	44,880	38,831
General and administrative(1)	6,773	5,475	19,682	21,450
Merger-related and other expenses(1)	—	1,404	—	12,927
Amortization of intangible assets	2,552	2,552	7,656	6,016
Total operating expenses	40,583	38,741	121,822	129,564
Loss from operations	(7,077)	(6,894)	(21,276)	(47,165)
Interest and other income (expense), net:
Interest income	3	11	14	80
Interest expense	(41)	(48)	(140)	(139)
Other income (expense), net	19	35	(70)	64
Loss before provision for income taxes	(7,096)	(6,896)	(21,472)	(47,160)
Provision for income taxes	44	38	280	176
Net loss	$(7,140)	$(6,934)	$(21,752)	$(47,336)
Net loss per common share:
Basic and diluted	$(0.15)	$(0.15)	$(0.45)	$(1.06)
Weighted average number of shares used to compute
net loss per common share:
Basic and diluted	48,353	47,128	48,059	44,866

(1)	Includes stock-based compensation as follows:
Cost of revenue	$345	$306	$1,089	$1,141
Research and development	1,017	886	3,129	3,761
Sales and marketing	1,263	1,127	3,840	3,256
General and administrative	1,682	1,407	4,903	7,845
Merger-related and other expenses	—	70	—	1,234
	$4,307	$3,796	$12,961	$17,237

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 29,	September 24,	September 29,	September 24,
	2012	2011	2012	2011
GAAP net loss	$(7,140)	$(6,934)	$(21,752)	$(47,336)
Adjustments to reconcile GAAP net loss to
non-GAAP net income:
Stock-based compensation	4,307	3,796	12,961	17,237
Amortization of intangible assets	4,640	5,358	13,107	13,526
Merger-related and other expenses	—	1,334	—	31,659
Non-GAAP net income	$1,807	$3,554	$4,316	$15,086
Non-GAAP net income per common share
Basic	$0.04	$0.08	$0.09	$0.34
Diluted	$0.04	$0.07	$0.09	$0.32
Weighted average shares used to compute non-GAAP
net income per common share - Basic	48,353	47,128	48,059	44,866
Weighted average shares used to compute non-GAAP
net income per common share - Diluted (1)	48,472	48,092	48,208	46,718

(1) Includes the dilutive effect of outstanding stock options and restricted stock units.

Calix, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 29,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$57,422	$38,938
Restricted cash	—	754
Accounts receivable, net	56,392	47,943
Inventory	30,175	44,604
Deferred cost of goods sold	16,960	8,324
Prepaid and other current assets	4,383	4,429
Total current assets	165,332	144,992
Property and equipment, net	17,381	16,130
Goodwill	116,175	116,175
Intangible assets, net	66,941	80,048
Other assets	1,774	2,194
Total assets	$367,603	$359,539
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,436	$14,250
Accrued liabilities	34,137	36,214
Deferred revenue	30,674	16,783
Total current liabilities	81,247	67,247
Long-term portion of deferred revenue	15,299	13,347
Other long term liabilities	896	1,528
Total liabilities	97,442	82,122
Stockholders' equity:
Common stock	1,210	1,195
Additional paid-in capital	754,755	740,309
Accumulated other comprehensive income	133	98
Accumulated deficit	(485,937)	(464,185)
Total stockholders' equity	270,161	277,417
Total liabilities and stockholders' equity	$367,603	$359,539

Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended
	September 29,	September 24,
	2012	2011
Operating activities:
Net loss	$(21,752)	$(47,336)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of premiums relating to available-for-sale securities	—	229
Depreciation and amortization	6,351	5,949
Loss on retirement of property and equipment	262	2,278
Amortization of intangible assets	13,107	13,526
Stock-based compensation	12,961	17,237
Changes in operating assets and liabilities:
Restricted cash	754	—
Accounts receivable, net	(8,449)	12,329
Inventory	14,429	9,634
Deferred cost of revenue	(8,636)	(1,161)
Prepaids and other assets	491	(2,291)
Accounts payable	2,186	(10,126)
Accrued liabilities	(2,098)	2,850
Deferred revenue	15,844	5,800
Other long-term liabilities	(633)	(179)
Net cash provided by operating activities	24,817	8,739
Investing activities:
Purchase of property and equipment	(7,879)	(6,271)
Sales and maturities of marketable securities	—	29,755
Acquisition of Occam Networks, net of cash acquired	—	(60,809)
Net cash used in investing activities	(7,879)	(37,325)
Financing activities:
Proceeds from exercise of stock options and other	158	766
Proceeds from employee stock purchase plan	2,222	2,062
Taxes withheld upon vesting of restricted stock units and restricted stock awards	(880)	(10,373)
Net cash provided by (used in) financing activities	1,500	(7,545)
Effect of exchange rate changes on cash and cash equivalents	46	76
Net increase (decrease) in cash and cash equivalents	18,484	(36,055)
Cash and cash equivalents at beginning of period	38,938	66,304
Cash and cash equivalents at end of period	$57,422	$30,249

For more information, contact:

David H. Allen
510 360 3703
David.Allen@Calix.com